 Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. COLONY BANKCORP, INC. V80081-S22096 COLONY BANKCORP, INC. ATTN: CORPORATE SECRETARY P.O. BOX 989 115 SOUTH GRANT STREET FITZGERALD, GA 31750 For Against Abstain ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To approve the issuance of Colony common stock pursuant to the Agreement and Plan of Merger, dated as of July 23, 2025, by and between Colony Bankcorp, Inc. and TC Bancshares, Inc., as more fully described in the accompanying joint proxy statement/prospectus (the “Colony stock issuance proposal”). 2. To adjourn the Colony special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Colony stock issuance proposal (the “Colony adjournment proposal”). The Colony Board of Directors unanimously recommends that holders of Colony common stock vote “FOR” the Colony stock issuance proposal and “FOR” the Colony adjournment proposal. NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V80082-S22096 Continued and to be signed on reverse side COLONY BANKCORP, INC. Special Meeting of Shareholders November 13, 2025 11:00 A.M. Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) T. Heath Fountain and Mark H. Massee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of COLONY BANKCORP, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 11:00 A.M., Eastern Time on November 13, 2025, at the AC Hotel Savannah Historic District, 601 E. River St., Savannah, GA 31401, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. The Board of Directors is not aware of any matters likely to be presented for action at the Special Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Special Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use. By signing on the reverse side, I acknowledge receipt of NOTICE of the SPECIAL MEETING and the JOINT PROXY STATEMENT/PROSPECTUS and hereby revoke by all Proxies previously given by me for the SPECIAL MEETING.